                                 AMENDMENT NO. 5
       THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Third Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add AIM V.I. PowerShares ETF Allocation Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

PORTFOLIOS                                           EFFECTIVE DATE OF AGREEMENT
----------                                           ---------------------------
AIM V.I. Basic Balanced Fund                               July 1, 2006
AIM V.I. Basic Value Fund                                  July 1, 2006
AIM V.I. Capital Appreciation Fund                         July 1, 2006
AIM V.I. Capital Development Fund                          July 1, 2006
AIM V.I. Core Equity Fund                                  July 1, 2006
AIM V.I. Diversified Income Fund                           July 1, 2006
AIM V.I. Dynamics Fund                                     July 1, 2006
AIM V.I. Financial Services Fund                           July 1, 2006
AIM V.I. Global Health Care Fund                           July 1, 2006
AIM V.I. Global Real Estate Fund                           July 1, 2006
AIM V.I. Government Securities Fund                        July 1, 2006
AIM V.I. High Yield Fund                                   July 1, 2006
AIM V.I. International Growth Fund                         July 1, 2006
AIM V.I. Large Cap Growth Fund                             July 1, 2006
AIM V.I. Leisure Fund                                      July 1, 2006
AIM V.I. Mid Cap Core Equity Fund                          July 1, 2006
AIM V.I. Money Market Fund                                 July 1, 2006
AIM V.I. PowerShares ETF Allocation Fund                   October 22, 2008
AIM V.I. Small Cap Equity Fund                             July 1, 2006
AIM V.I. Technology Fund                                   July 1, 2006
AIM V.I. Utilities Fund                                    July 1, 2006

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*        Net Assets
-----    ------------------
0.023%   First $1.5 billion
0.013%   Next $1.5 billion
0.003%   Over $3 billion

*Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 22, 2008

                                           INVESCO AIM ADVISORS, INC.


Attest: /s/ Peter Davidson                 By: /s/ John M. Zerr
        --------------------------------       ---------------------------------
        Assistant Secretary                    John M. Zerr
                                               Senior Vice President

(SEAL)

                                           AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson                 By: /s/ John M. Zerr
        --------------------------------       ---------------------------------
        Assistant Secretary                    John M. Zerr
                                               Senior Vice President

(SEAL)


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